                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or
                 Rule 14a-12
                           COMMISSION FILE NO. 1-13914

                        PEPSIAMERICAS, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if Other Than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           1)   Title of each class of securities to which transaction
                applies:
                ------------------------------------------------------------
           2)   Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           3)   Per unit price or other underlying value of transaction
                computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           4)   Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           5)   Total fee paid:
                ------------------------------------------------------------

/ /        Fee paid previously with preliminary materials:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

           1)   Amount Previously Paid:
                ------------------------------------------------------------
           2)   Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           3)   Filing Party:
                ------------------------------------------------------------
           4)   Date Filed:
                ------------------------------------------------------------

                                     [LOGO]

                            3800 DAIN RAUSCHER PLAZA
                             60 SOUTH SIXTH STREET
                          MINNEAPOLIS, MINNESOTA 55402

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON APRIL 26, 2000

                            ------------------------

TO THE SHAREHOLDERS OF PEPSIAMERICAS, INC.:

    NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Shareholders of PepsiAmericas, Inc. ("PAS"), a Delaware corporation, will be held in the Planets Room of the Marquette Hotel (located on the 50th floor of the IDS Center), 710 Marquette Avenue, Minneapolis, Minnesota, on Wednesday, April 26, 2000, at 9:30 a.m. local time, and at any adjournment or postponement thereof, for the following purposes, as more fully described in the accompanying Proxy Statement:

    1. To elect eight directors to PAS's Board of Directors for the ensuing year and until their successors shall be elected and duly qualified;

    2. To consider and vote upon adoption of the PAS 2000 Employee Stock Purchase Plan;

    3. To ratify the appointment of Arthur Andersen LLP as independent public accountants for PAS for the fiscal year ending December 31, 2000; and

    4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

    The close of business on March 10, 2000, has been fixed as the record date for the determination of all shareholders entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or any adjournment or postponement thereof.

    PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED ADDRESSED ENVELOPE, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING AND VOTE IN PERSON, THE PROXY WILL NOT BE USED.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          [SIGNATURE]

                                          Brian D. Wenger
                                          SECRETARY

Minneapolis, Minnesota,
March 31, 2000

                              PEPSIAMERICAS, INC.
                            3800 DAIN RAUSCHER PLAZA
                             60 SOUTH SIXTH STREET
                          MINNEAPOLIS, MINNESOTA 55402

                            ------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON APRIL 26, 2000

                            ------------------------

                                  INTRODUCTION

GENERAL

    This document is being mailed to shareholders of PepsiAmericas, Inc. ("PAS") on or about March 31, 2000, in connection with the solicitation by PAS's Board of Directors of proxies for use at the 2000 Annual Meeting of Shareholders to be held in the Planets Room of the Marquette Hotel (located on the 50th floor of the IDS Center), 710 Marquette Avenue, Minneapolis, Minnesota, on Wednesday, April 26, 2000, at 9:30 a.m. local time, or at any adjournment or postponement thereof. The Annual Meeting has been called for the following purposes:

    1. To elect eight directors to PAS's Board of Directors for the ensuing year and until their successors shall be elected and duly qualified;

    2. To consider and vote upon adoption of the PAS 2000 Employee Stock Purchase Plan;

    3. To ratify the appointment of Arthur Andersen LLP as independent public accountants for PAS for the fiscal year ending December 31, 2000; and

    4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

RECORD DATE

    PAS's Board of Directors has fixed the close of business on March 10, 2000, as the record date for determining the holders of common stock entitled to notice of, and to vote at, the Annual Meeting. Only holders of PAS common stock at the close of business on the record date will be entitled to notice of, and to vote at, the Annual Meeting.

OUTSTANDING COMMON STOCK

    The voting securities of PAS outstanding on the record date consisted of 5,000,000 shares of PAS Class A Common Stock, entitling the holders thereof to six votes per share, and 82,314,377 shares of PAS Class B Common Stock, entitling the holders thereof to one vote per share. PAS had no other class of voting securities outstanding on the record date.

VOTING AND SOLICITATION

    The enclosed proxy is being solicited by PAS's Board of Directors to provide each shareholder with an opportunity to vote, whether or not the shareholder attends the Annual Meeting in person. Shares cannot be voted at the Annual Meeting unless the owner of record is present to vote or is represented by a proxy executed in writing by the shareholder or the shareholder's duly authorized attorney-in-fact. Holders of PAS common stock generally vote as a single class on all matters submitted to a vote of shareholders at the Annual Meeting, including the election of directors, except for matters where applicable law requires the approval or one or both classes voting separately. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Approval of all other matters at the Annual Meeting requires the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote.

    PAS will pay all expenses incurred in connection with this solicitation, including the cost of preparing, assembling and mailing this proxy soliciting material. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by the directors, officers and regular employees of PAS. Such persons will receive no additional compensation for such services. Arrangements will also be made with certain brokerage firms and certain other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of PAS common stock held of record by such persons, and such brokers, custodians, nominees and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses incurred by them in connection therewith.

REVOCABILITY OF PROXIES

    Any shareholder who executes and returns a proxy may revoke it at any time before it is voted. Any shareholder who wishes to revoke a proxy can do so by
(a) executing a later-dated proxy relating to the same shares and delivering it to the Secretary of PAS prior to the vote at the Annual Meeting, (b) filing a written notice of revocation bearing a later date than the proxy with the Secretary of PAS prior to the vote at the Annual Meeting, or (c) appearing in person at the Annual Meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates. Any written notice or subsequent proxy should be delivered to PepsiAmericas, Inc., 3800 Dain Rauscher Plaza, 60 South Sixth Street, Minneapolis, Minnesota 55402, Attention: Brian D. Wenger, or hand-delivered to Mr. Wenger prior to the vote at the Annual Meeting.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

    A majority of the shares entitled to vote must be present in person or by proxy to constitute a quorum at the Annual Meeting. A quorum must be present at the Annual Meeting for any shareholder action to be effective. After a quorum has been established, a withdrawal of shareholders that reduces the number of shareholders entitled to vote at the Annual Meeting below the number required for a quorum does not affect the validity of an adjournment of the Annual Meeting or any action taken at the Annual Meeting prior to the shareholders' withdrawal. Shares that are not present at the Annual Meeting, either in person or by proxy, cannot count towards a quorum. Also, shares are not considered present for quorum purposes if a shareholder attends the Annual Meeting only to protest the legality of the Annual Meeting. Treasury shares, shares of PAS common stock owned by another corporation the majority of the voting stock of which is owned or controlled by PAS, and PAS common stock that PAS holds in a fiduciary capacity may not be voted, directly or indirectly, at any meeting, and will not be counted in determining the total number of outstanding shares at any time. All votes will be tabulated by the inspector of election for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

    If a properly executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter.

    If a properly executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the Annual Meeting for purposes of determining a quorum, but will not be considered to be represented at the Annual Meeting for purposes of calculating the vote with respect to such matter. Under the rules of the NYSE, brokers who hold shares in street name for customers will have the authority to vote on the matters before the Annual Meeting only if they have transmitted these proxy soliciting materials to the beneficial owner of the shares and have received voting instructions from the beneficial owners.

                               SECURITY OWNERSHIP

GENERAL

    PAS common stock is currently divided into shares of PAS Class A Common Stock, each of which is entitled to six votes per share, and shares of PAS
Class B Common Stock, each of which is entitled to one vote per share. Information with respect to beneficial ownership of PAS common stock is based on PAS's records, data supplied to PAS by its shareholders and, with respect to five percent or greater shareholders, Schedule 13D or Schedule 13G filings with the SEC.

PAS CLASS A COMMON STOCK

    The following table sets forth information regarding the beneficial ownership of PAS Class A Common Stock outstanding as of February 1, 2000.

                                                    NUMBER OF SHARES OF PAS   PERCENTAGE OF SHARES OF PAS
                                                     CLASS A COMMON STOCK        CLASS A COMMON STOCK
DIRECTORS, EXECUTIVE OFFICERS AND 5% SHAREHOLDERS     BENEFICIALLY OWNED         BENEFICIALLY OWNED(1)
-------------------------------------------------   -----------------------   ---------------------------
Pohlad Companies ................................          4,250,000(2)                  85.0%
  3800 Dain Rauscher Plaza
  60 South Sixth Street
  Minneapolis, MN 55402

Dakota Holdings, LLC ............................          4,000,000(3)(4)               80.0%
  3800 Dain Rauscher Plaza
  60 South Sixth Street
  Minneapolis, MN 55402

PepsiCo, Inc. ..................................           4,000,000(5)                  80.0%
  700 Anderson Hill Road
  Purchase, New York 10577

V. Suarez & Co., Inc. ..........................           1,000,000(4)                  20.0%
  P.O. Box 364588
  San Juan, Puerto Rico 00936-4588

------------------------

(1) Based on 5,000,000 total outstanding shares of PAS Class A Common Stock on February 1, 2000. Because the same shares may be deemed to be beneficially owned by more than one person, the total percentages exceed 100%.

(2) Pohlad Companies has limited voting control over 4,000,000 of these shares pursuant to the Member Control Agreement of Dakota Holdings, LLC, of which Pohlad Companies is a member. Such shares are held directly by Dakota Holdings, LLC. Pohlad Companies has voting control over 250,000 of these shares pursuant to a Shareholders' Agreement among PAS, Dakota Holdings, LLC and V. Suarez & Co., Inc. Such 250,000 shares are held directly by
    V. Suarez & Co., Inc. Robert C. Pohlad, Chief Executive Officer of PAS, is President, a director and a one-third equity owner of Pohlad Companies.

(3) Dakota Holdings, LLC is a Delaware limited liability company whose members are Pohlad Companies, Beverages, Foods & Service Industries, Inc. ("BFSI") and Pepsi-Cola Metropolitan Bottling Co., Inc. ("Metropolitan").

(4) Dakota Holdings, LLC and V. Suarez & Co., Inc. constitute a "group" for purposes of Section 13(d) of the Securities Exchange Act and the regulations thereunder, and have filed a joint Schedule 13D disclosing their ownership of PAS common stock. Each disclaims beneficial ownership of PAS common stock held by the other.

(5) PepsiCo, Inc. ("PepsiCo") beneficially owns such shares through its wholly-owned subsidiaries: BFSI and Metropolitan. BFSI and Metropolitan have limited voting control over these shares pursuant to the Member Control Agreement of Dakota Holdings, LLC, of which BFSI and Metropolitan are members. PAS is a franchisee of PepsiCo.

PAS CLASS B COMMON STOCK

    The following table sets forth certain information regarding beneficial ownership of PAS Class B Common Stock outstanding as of February 1, 2000, by
(a) each person who is known to PAS to own beneficially more than five percent of the shares of PAS Class B Common Stock, (b) each director and nominee for election as a director, (c) each executive officer named in the summary compensation table of the "Executive Compensation" section of this document, and
(d) all directors, nominees for director and executive officers of PAS as a group. Unless otherwise indicated herein, each shareholder has sole voting power and sole dispositive power with respect to the indicated shares.

                                                    NUMBER OF SHARES OF PAS   PERCENTAGE OF SHARES OF PAS
                                                     CLASS B COMMON STOCK        CLASS B COMMON STOCK
DIRECTORS, EXECUTIVE OFFICERS AND 5% SHAREHOLDERS     BENEFICIALLY OWNED         BENEFICIALLY OWNED(1)
-------------------------------------------------   -----------------------   ---------------------------
Pohlad Companies ................................          58,438,774(2)                 69.8%
  3800 Dain Rauscher Plaza
  60 South Sixth Street
  Minneapolis, MN 55402
Dakota Holdings, LLC ............................          58,438,274(3)(4)(5)            69.8%
  3800 Dain Rauscher Plaza
  60 South Sixth Street
  Minneapolis, MN 55402
PepsiCo, Inc. ..................................           58,438,274(5)(6)              69.8%
  700 Anderson Hill Road
  Purchase, New York 10577
Kenneth E. Keiser ...............................             668,942(7)                    *
Bradley J. Braun ................................              76,082(8)                    *
Jay S. Hulbert ..................................              76,082(8)                    *
Basil K. Vasiliou ...............................              69,920(9)                    *
John F. Woodhead ................................              43,362(10)                   *
A. David Velez ..................................              40,000(11)                   *
Diego Suarez, Jr. ...............................               7,400(12)                   *
Christopher E. Clouser ..........................               2,000(13)                   *
Philip N. Hughes ................................               2,000(13)                   *
Raymond W. Zehr, Jr. ............................               2,000(13)                   *
Robert C. Pohlad ................................                 500(14)                   *
Lionel L. Nowell III ...........................                    0                       0
Michael D. White ................................                   0                       0
All Directors and Executive Officers as a Group                                           1.8%
  (19 persons) ..................................           1,453,837(15)

------------------------

   * Represents less than one percent.

 (1) Based on 82,314,377 total outstanding shares of PAS Class B Common Stock on February 1, 2000. Because the same shares may be deemed to be beneficially owned by more than one person, the total percentages exceed 100%.

 (2) Pohlad Companies has limited voting control over 58,438,274 of these shares (including 1,360,000 shares issuable pursuant to the exercise of a presently exercisable warrant) pursuant to the Member

     Control Agreement of Dakota Holdings, LLC, of which Pohlad Companies is a member. Such shares are held directly by Dakota Holdings, LLC. The remaining 500 of these shares are held directly by Pohlad Companies. Robert C. Pohlad, Chief Executive Officer of PAS, is President, a director and a one-third equity owner of Pohlad Companies.

 (3) Dakota Holdings, LLC is a Delaware limited liability company whose members are Pohlad Companies, BFSI and Metropolitan.

 (4) Dakota Holdings, LLC and V. Suarez & Co., Inc. constitute a "group" for purposes of Section 13(d) of the Exchange Act and the regulations thereunder, and have filed a joint Schedule 13D disclosing their ownership of PAS common stock. V. Suarez & Co., Inc. beneficially owned 1,631,685 shares of PAS Class B Common Stock, including 340,000 shares issuable pursuant to the exercise of a presently exercisable warrant, as of February 1, 2000. These shares are not included in the number of shares beneficially owned by Dakota Holdings because each party disclaims beneficial ownership of the shares held by the other.

 (5) Includes 1,360,000 shares issuable pursuant to the exercise of a presently exercisable warrant.

 (6) PepsiCo beneficially owns these shares through its wholly-owned subsidiaries: BFSI and Metropolitan. BFSI and Metropolitan have limited voting control over these shares pursuant to the Member Control Agreement of Dakota Holdings, LLC, of which BFSI and Metropolitan are members. PAS is a franchisee of PepsiCo.

 (7) Includes 257,158 shares issuable pursuant to the exercise of presently exercisable stock options.

 (8) Includes 37,716 shares issuable pursuant to the exercise of presently exercisable stock options.

 (9) Includes 2,000 shares which may be purchased pursuant to stock options.
     Mr. Vasiliou owns 43,500 shares of PAS Class B Common Stock through two Investment Retirement Accounts. Mr. Vasiliou's wife, Jane T. Vasiliou, owns 17,000 shares of PAS Class B Common Stock, over which Mr. Vasiliou has dispositive power. Pursuant to the Jane T. Vasiliou Trust, Mr. Vasiliou has dispositive power with respect to 4,000 shares of PAS Class B Common Stock. Pursuant to the K&S Vasiliou Trust, Mr. Vasiliou has dispositive power with respect to 3,000 shares of PAS Class B Common Stock. Mr. Vasiliou also beneficially owns 420 shares of PAS Class B Common Stock as beneficiary of the Vasiliou & Company, Inc. Retirement Plan.

 (10) Includes 2,455 shares issuable pursuant to the exercise of presently exercisable stock options.

 (11) Includes 40,000 shares issuable pursuant to the exercise of a presently exercisable stock option.

 (12) Includes 2,000 shares issuable pursuant to the exercise of presently exercisable stock options. Mr. Suarez is Chief Executive Officer and a director of V. Suarez & Co., Inc. V. Suarez & Co., Inc. beneficially owned 1,631,685 shares of PAS Class B Common Stock, including 340,000 shares issuable pursuant to the exercise of a presently exercisable warrant, as of February 1, 2000.

 (13) Represents shares issuable pursuant to the exercise of presently exercisable stock options.

 (14) Represents shares held directly by Pohlad Companies. Does not include the shares of PAS common stock over which Pohlad Companies exercises voting control. Mr. Pohlad, Chief Executive Officer of PAS, is President, a director and a one-third equity owner of Pohlad Companies.

 (15) Includes 583,483 shares issuable pursuant to the exercise of presently exercisable stock options. Does not include the shares of PAS common stock held directly by Pohlad Companies or shares of PAS common stock over which Pohlad Companies exercises voting control.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

GENERAL

    Eight persons have been nominated for election as directors at the Annual Meeting, seven of whom currently serve as directors of PAS. Directors of PAS are elected annually, by a plurality of the votes cast, to serve until the next annual meeting of shareholders and until their respective successors are elected and duly qualified. There are no family relationships between any director or officer.

    The persons named in the accompanying proxy intend to vote for the election of the nominees identified below unless authority to vote for one or more of such nominees is specifically withheld in the proxy:

CHRISTOPHER E. CLOUSER  PHILIP N. HUGHES      LIONEL L. NOWELL III
ROBERT C. POHLAD        DIEGO SUAREZ, JR.     BASIL K. VASILIOU
JOHN F. WOODHEAD        RAYMOND W. ZEHR, JR.

    The Board of Directors has been informed that all the nominees are willing to serve as directors, but if any of them decline to serve or become unavailable for election as a director at the Annual Meeting, an event which the Board does not anticipate, the persons named in the proxy will vote for such nominee or nominees as may be designated by the Board, unless the Board reduces the number of directors accordingly.

    Pursuant to the Limited Liability Company Agreement of Dakota Holdings, LLC, such entity intends to vote the PAS common stock held by it for each of the nominees named above. Dakota Holdings, LLC holds a sufficient number of shares of PAS common stock to elect all of the directors.

INFORMATION CONCERNING NOMINEES AND MEMBERS OF THE BOARD OF DIRECTORS

    The following table sets forth certain information concerning each director and nominee for director:

                                                                             POSITION         DIRECTOR
NAME                            AGE          PRINCIPAL OCCUPATION            WITH PAS          SINCE
----                          --------   ----------------------------  --------------------   --------
Christopher E. Clouser......     48      President and Chief                 Director           1998
                                         Executive Officer--Preview
                                           Travel, Inc.

Philip N. Hughes............     64      Owner of Miller Printing,           Director           1998
                                         Inc. and Rocket Lube, Inc.

Lionel L. Nowell III........     45      Senior Vice President and     Nominee for Director     N/A
                                           Controller of PepsiCo

Robert C. Pohlad............     45      Chief Executive Officer and     Chief Executive        1998
                                           Director of PAS             Officer and Director

Diego Suarez, Jr............     45      Chief Executive Officer of          Director           1998
                                           V. Suarez & Co., Inc.

Basil K. Vasiliou...........     51      Chairman of Vasiliou & Co.,         Director           1998
                                           Inc.

Michael D. White............     48      President and Chief                 Director           1999
                                         Executive Officer of
                                           Frito-Lay's
                                           Europe/Africa/Middle East
                                           division

John F. Woodhead............     61      Owner and President of JFW          Director           1998
                                           Inc.

Raymond W. Zehr, Jr.........     53      Vice President of Pohlad            Director           1998
                                           Companies

    The following is a brief description of the business background of each director and nominee for director:

    CHRISTOPHER E. CLOUSER has been a director of PAS since July 1998.
Mr. Clouser was named President, Chief Executive Officer and Director of Preview Travel Inc., an Internet travel company, in July 1999. From 1991 to July 1999, Mr. Clouser served as Senior Vice President of Communications, Human Resources and Administration of Northwest Airlines, Inc. Mr. Clouser has previously held officer positions at Bell Atlantic, Hallmark Cards, U.S. Sprint and United Telecom. Mr. Clouser is a director of CRP Sports, Inc., the managing general partner of the Minnesota Twins baseball club, Colo.com, Preview Travel, Inc. and Delta Beverage Group, Inc. ("Delta"), a wholly-owned subsidiary of PAS.

    PHILIP N. HUGHES has been a director of PAS since July 1998. Mr. Hughes is owner of Miller Printing, Inc., a commercial printer, and Rocket Lube, Inc., a chain of quick-service vehicle lubrication operations. Mr. Hughes is also a director of Delta.

    LIONEL L. NOWELL III is a nominee for director of PAS. Mr. Nowell has served as the Senior Vice President and Controller of PepsiCo since the summer of 1999. Prior to joining PepsiCo, he served as Senior Vice President-Strategy and Business Development for RJR Nabisco, Inc. from 1998 to the summer of 1999.
Mr. Nowell also served as Chief Financial Officer of Pillsbury North America and its Pillsbury Foodservice and Haagen Dazs units from 1991 to 1998, and served as Vice President and Controller of the Pillsbury Company.

    ROBERT C. POHLAD has served as Chief Executive Officer and as a director of PAS since July 1998. Mr. Pohlad has been a director and Chief Executive Officer of Delta, a wholly-owned subsidiary of PAS, since 1988. Since 1987, Mr. Pohlad has also served as President of Pohlad Companies, an affiliate of PAS. Prior to 1987, Mr. Pohlad was Northwest Area Vice President of the Pepsi-Cola Bottling group. Mr. Pohlad is also currently a director of Mesaba Holdings, Inc., Grow Biz International, Inc. and Delta.

    DIEGO SUAREZ, JR. has been a director of PAS since July 1998. Mr. Suarez has been Chief Executive Officer of V. Suarez & Co., Inc. since 1995 and in various other positions with V. Suarez & Co., Inc. since 1984. He is also a director of V. Suarez & Co., Inc., Bank Trust Puerto Rico, Atlantic Pipe Corporation, and Wine & Spirits Wholesalers of America.

    BASIL K. VASILIOU has been a director of PAS since February 1998. He is currently the Chairman of Vasiliou & Co., Inc., a registered broker-dealer.
Mr. Vasiliou was the general partner of Smith-Vasiliou Special Situations Fund, L.P., a partnership organized to invest in the financial obligations of troubled corporations, from 1984 to 1994. Mr. Vasiliou has also been a director of Costain Group PLC since November 1997 and was a director of Interco Inc. from 1992 to 1995.

    MICHAEL D. WHITE has been a director of PAS since February 1999. He was named President and Chief Executive Officer of Frito-Lay's Europe/Africa/Middle East division in February 2000. From March 1998 until February 2000, he served as Senior Vice President and Chief Financial Officer of PepsiCo responsible for PepsiCo's treasury, tax, control, audit, information technology and investor relations functions. Prior to that time, Mr. White served as Executive Vice President and Chief Financial Officer of Pepsi-Cola Company worldwide from February 1997 until March 1998, as Executive Vice President and Chief Financial Officer of PepsiCo Foods International from December 1996 until February 1997 and as Chief Financial Officer of Frito-Lay North America from 1993 until December 1996. Mr. White joined Frito-Lay in 1990 as Vice President of Planning.

    JOHN F. WOODHEAD has been a director of PAS since July 1998. Mr. Woodhead provided management consulting services to Dakota Beverage Company, Inc. ("Dakota"), a wholly-owned subsidiary of PAS, from 1971 to October 1999.
Mr. Woodhead is also currently owner and President of JFW Inc., a management services company, owner and President of JFW Motorsports, Inc., an investment and leasing company, and owner and President of Woodhead Properties, a real estate investment firm. Since 1992, Mr.Woodhead has also served as President and Chairman of Park National Bank. From 1982 to 1995,

Mr. Woodhead was owner and chairman of Allstate Medical Products. Mr. Woodhead is currently a director of Delta, a wholly-owned subsidiary of PAS, and WisPak, Inc.

    RAYMOND W. ZEHR, JR. has been a director of PAS since July 1998. Mr. Zehr has been Vice President of Pohlad Companies since 1987 and has served in various other capacities with Pohlad Companies since 1971. Pohlad Companies is an affiliate of PAS. Mr. Zehr is also Chief Investment Manager of CRP Holdings, LLC and Vice President of CRP Sports, Inc., the managing general partner of the Minnesota Twins baseball club. Mr. Zehr is currently a director of Mesaba Holdings, Inc.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors met nine times and took action by unanimous written consent twice during the fiscal year ended December 31, 1999. Robert C. Pohlad serves as Chairman of the Board of Directors. There are three committees of the
Board: the Audit Committee, the Compensation Committee and the Executive Committee.

    The members of the Audit Committee are Raymond W. Zehr, Jr., Philip N. Hughes, Basil K. Vasiliou and Michael D. White, none of whom are officers or employees of PAS. The Audit Committee annually recommends to the Board of Directors independent public accountants to serve as auditors of PAS's books, records and accounts, reviews the scope of the audits performed by such auditors and the audit reports prepared by them and reviews related party transactions. The Audit Committee met three times during the fiscal year ended December 31, 1999.

    The members of the Compensation Committee are Christopher E. Clouser,
Robert C. Pohlad, Diego Suarez, Jr. and John F. Woodhead. The Compensation Committee assists in the management and administration of PAS's stock option plans and may make recommendations to the Board of Directors as to action to be taken under such plans. The Compensation Committee also assists in making decisions concerning salaries for employees and consultants of PAS. The Compensation Committee met twice during the fiscal year ended December 31, 1999.

    The members of the Executive Committee are Christopher E. Clouser and
Robert C. Pohlad. The Executive Committee assists in making decisions relating to the management of PAS and takes action on matters that arise between meetings of the Board of Directors. The Executive Committee met once and took action by unanimous written consent once during the fiscal year ended December 31, 1999.

    During PAS's last fiscal year, each of the incumbent directors attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors and (b) the total number of meetings held by all committees on which such director was a member during the period he was a member of the Board of Directors and such committees, except that Michael D. White attended 67% of the total number of meetings of the Board and the Audit Committee.

DIRECTOR COMPENSATION

    Directors of PAS receive the following compensation for serving as a director, with the exception of Robert C. Pohlad who receives no compensation for serving as a director: $1,500 per Board meeting attended, $1,000 per committee meeting attended and options to purchase 1,000 shares of PAS Class B Common Stock per year. All directors are reimbursed for travel expenses incurred in attending meetings of the Board or committees thereof.

    Except as noted below, each non-employee director of PAS automatically receives an annual option grant under the PAS 1999 Stock Option Plan. At the conclusion of each regular annual meeting of shareholders, each non-employee director (excepting Robert C. Pohlad and PepsiCo's representative on PAS's Board of Directors) receives a non-qualified stock option to purchase 1,000 shares of PAS Class B Common Stock at the fair market value of the stock on the date the option is granted. Such option is immediately vested and fully exercisable. Such option must be exercised prior to the first to occur of (a) the date three months after the termination of the director's service for any reason other than death or disability, (b) in the case of death or disability, the date one year after the termination of such director's service, or (c) the tenth anniversary of the date the option is granted.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No member of PAS's Compensation Committee was an officer, former officer or employee of PAS or any subsidiary during fiscal year 1999, except that Robert C. Pohlad was both a member of PAS's Compensation Committee and served as Chief Executive Officer of PAS. John F. Bierbaum, Chief Financial Officer of PAS, served as a Director, Vice President and Chief Financial Officer of Delta during fiscal year 1999. Robert C. Pohlad, Chief Executive Officer and a Director of Delta, served on the Compensation Committee of PAS during fiscal year 1999. Other than Mr. Bierbaum and Mr. Pohlad, no executive officer of PAS served as a member of the compensation committee or the board of directors of another entity, one of whose executive officers served on PAS's Compensation Committee or PAS's Board of Directors during fiscal year 1999.

                             EXECUTIVE COMPENSATION

    The following table sets forth information with respect to each component of compensation paid or awarded to, or earned by, the Chief Executive Officer and the other highest paid executive officers (the "Named Executive Officers") during the fiscal year ended December 31, 1999, the calendar year ended December 31, 1998, and the fiscal year ended September 30, 1998. None of the Named Executive Officers were employed by PAS prior to July 1998. Because the same shareholder has controlled PAS and Delta since the July 1998 change in control of PAS, all amounts listed reflect compensation paid by PAS and Delta since July 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG TERM
                                                                               COMPENSATION
                                                                               ------------
                                                 ANNUAL COMPENSATION              AWARDS
                                          ----------------------------------   ------------
                                                                   OTHER        SECURITIES
                                                                   ANNUAL       UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR ENDED    SALARY    BONUS(1)   COMPENSATION    OPTIONS(2)    COMPENSATION
---------------------------  ----------   --------   --------   ------------   ------------   ------------
Robert C. Pohlad ..........    12/31/99   $ 74,038   $      0     $      0              0      $        0
  Chief Executive Officer      12/31/98          0          0            0              0               0
                               09/30/98          0          0            0              0               0

Kenneth E. Keiser .........    12/31/99   $367,500   $139,975     $ 15,144(3)     220,158(4)   $2,244,220(5)
  President                    12/31/98    320,442    107,750            0        185,000               0
                               09/30/98    290,692    116,563            0              0               0

A. David Velez ............    12/31/99   $162,200   $ 20,200     $ 16,067(3)           0      $  100,000(6)
  Vice President and           12/31/98    141,835     20,000       12,000(3)      68,000         102,857(7)
  General Manager              09/30/98    137,596          0       12,000(3)      40,000          43,993(7)

Jay S. Hulbert ............    12/31/99   $168,400   $ 33,680     $ 13,082(3)      26,716(4)   $  325,412(5)
  Vice President of            12/31/98    146,773     32,250       54,167(8)      55,000               0
  Operations                   09/30/98    132,973     36,088       61,459(8)           0               0

Bradley J. Braun ..........    12/31/99   $163,000   $ 32,600     $ 13,053(3)      26,716(4)   $  325,412(5)
  Vice President of Finance    12/31/98    136,446     30,900      108,334(8)      55,000               0
                               09/30/98    123,546     34,226       99,584(8)           0               0

------------------------

(1) Includes bonuses awarded by Delta pursuant to Delta's 1995 bonus plan.

(2) Represents options to purchase shares of PAS Class B Common Stock.

(3) Represents a car allowance provided by PAS, the value of life insurance premiums paid by PAS and, with the exception of Mr. Keiser, 401(k) contributions made by PAS.

(4) Represents options granted by PAS in consideration of the cancellation of rights previously granted under Delta's phantom stock plan.

(5) Represents the value of shares of PAS Class B Common Stock issued by PAS in consideration of the cancellation of rights previously granted under Delta's phantom stock plan.

(6) Represents the value of dividends on management stock paid by Beverage Plastics Company ("BEV"), a wholly-owned subsidiary of PAS.

(7) Represents travel and entertainment expenses, a moving allowance and the value of dividends on management stock paid by BEV.

(8) Represents payments awarded pursuant to Delta's superior performance incentive bonus agreement.

    The following table sets forth each grant of stock options during fiscal year 1999 to the Named Executive Officers. No stock appreciation rights were granted during fiscal year 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS
                        ------------------------------------------------------------
                                           PERCENT OF                                  POTENTIAL REALIZABLE VALUE AT
                           NUMBER OF      TOTAL OPTIONS                                 ASSUMED RATES OF STOCK PRICE
                          SECURITIES       GRANTED TO                                   APPRECIATION FOR OPTION TERM
                          UNDERLYING      EMPLOYEES IN     EXERCISE OR    EXPIRATION   ------------------------------
NAME                    OPTIONS GRANTED    FISCAL YEAR    BASE PRICE(1)      DATE          5%                10%
----                    ---------------   -------------   -------------   ----------   -----------      -------------
Robert C. Pohlad......            0              0              N/A             N/A          N/A                N/A
Kenneth E. Keiser.....      220,158           45.2            $4.75        11/12/09     $657,667         $1,666,657
A. David Velez........            0              0              N/A             N/A          N/A                N/A
Jay S. Hulbert........       26,716            5.5            $4.75        11/12/09     $ 79,807         $  202,247
Bradley J. Braun......       26,716            5.5            $4.75        11/12/09     $ 79,807         $  202,247

------------------------

(1) Fair market value per share on the date of grant.

    The following table sets forth information concerning the unexercised options held by the Named Executive Officers as of December 31, 1999. No options were exercised by the Named Executive Officers during fiscal year 1999. No stock appreciation rights were exercised by the Named Executive Officers during fiscal year 1999 or were outstanding at the end of that year.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                     VALUES

                                                    NUMBER OF SECURITIES                VALUE OF
                                                   UNDERLYING UNEXERCISED       UNEXERCISED IN-THE-MONEY
                                                      OPTIONS AT FY-END           OPTIONS AT FY-END(1)
                                                 ---------------------------   ---------------------------
NAME                                             EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                             -----------   -------------   -----------   -------------
Robert C. Pohlad...............................          0              0           N/A              N/A
Kenneth E. Keiser..............................    257,158        148,000        $4,440          $17,760
A. David Velez.................................     40,000         28,000        $    0          $     0
Jay S. Hulbert.................................     37,716         44,000        $1,320          $ 5,280
Bradley J. Braun...............................     37,716         44,000        $1,320          $ 5,280

------------------------

(1) Market value of underlying securities at fiscal year end minus the exercise price.

STOCK OPTIONS PLANS

    PAS has established the following three stock option plans as a means for granting stock options to purchase shares of PAS Class B Common Stock to certain employees and directors of PAS and its subsidiaries: (1) the 1996 Qualified Stock Option Plan (the "1996 Qualified Plan"), (2) the 1996 Non-Qualified Stock Option Plan (the "1996 Non-Qualified Plan"), and (3) the 1999 Stock Option Plan. The plans are designed to attract and retain individuals of experience and ability, as well as to motivate such persons to exert their best efforts on behalf of PAS. The plans are also intended to further identify participants' interest with those of PAS's shareholders and thereby promote the long-term financial interests of PAS.

    The 1996 Qualified Plan permits the grant of either incentive stock options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to key employees or non-qualified stock options ("NSOs") to key employees and/or directors of PAS. The total number of shares originally available for issuance under the 1996 Qualified Plan was 500,000 shares, of which 200,000 shares were available as of February 1, 2000. The exercise price for ISOs and NSOs granted pursuant to the 1996

Qualified Plan is the "fair market value" of the PAS Class B Common Stock on the date of grant, except in the case of a grant of ISOs to a ten percent or greater shareholder, in which case the exercise price is 110% of the fair market value of the PAS Class B Common Stock on the date of grant. The "fair market value" of the PAS Class B Common Stock is the sales price for the PAS Class B Common Stock on the New York Stock Exchange at the close of business on the date of grant.

    The 1996 Non-Qualified Plan permits the grant of NSOs to key employees and/or directors of PAS. The total number of shares originally available for issuance under the 1996 Non-Qualified Plan was 500,000 shares, of which 35,000 shares were available as of February 1, 2000. The exercise price for NSOs granted pursuant to the 1996 Non-Qualified Plan may be equal to or less than the fair market value of the PAS Class B Common Stock on the date of grant.

    The 1999 Stock Option Plan permits the grant of either ISOs to key employees or the grant of NSOs to key employees, directors, outside consultants, and advisors of PAS and its subsidiaries and affiliates, as deemed appropriate by a committee of two or more directors of PAS. The total number of shares originally available for issuance under the 1999 Stock Option Plan was 4,000,000 shares, subject to adjustment in the case of any change in the outstanding shares of PAS Class B Common Stock by reason of any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, or exchange. Of such number, 824,803 shares were available as of February 1, 2000. The exercise price for ISOs and NSOs granted in 1999 pursuant to the 1999 Stock Option Plan was the fair market value of the PAS Class B Common Stock on the date of grant, except in the case of a grant of ISOs to a ten percent or greater shareholder, in which case the exercise price was 110% of the fair market value of the PAS Class B Common Stock on the date of grant. ISOs are non-transferable except by will or the laws of descent and distribution and must be exercised during the participant's lifetime by the participant. Except as otherwise provided for by the committee, NSOs are also non-transferable except by will or the laws of decent and distribution. The committee has the sole discretion to determine the timing, amount, and vesting schedule of any options granted pursuant to the 1999 Stock Option Plan and the manner in which such options are exercised. The 1999 Stock Option Plan also provides for an automatic NSO grant to purchase 1000 shares of Class B Common Stock to outside directors upon the conclusion of each regular annual meeting of the shareholders. The exercise price is the fair market value on the date of grant, and the NSOs are immediately vested and fully exercisable.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    Section 16(a) of the Exchange Act requires PAS's executive officers, directors and persons who own more than ten percent of a registered class of PAS common stock to file reports of ownership and changes in ownership with the SEC and to furnish PAS with copies of such reports. PAS is required to disclose in this document any known failure to file on a timely basis by such persons. During fiscal year 1999, all required reports were timely filed with the SEC, with the exception of the following reports: (a) six reports on Form 5 setting forth the October 5, 1998, grant of stock options to each of Christopher C. Clouser, Philip N. Hughes, Diego Suarez, Jr., John F. Woodhead, Raymond W. Zehr, Jr., and Kenneth E. Keiser; (b) four reports on Form 3 setting forth the initial statement of beneficial ownership due to the appointment to executive officer or director positions of each of Michael D. White, Director, Bradley J. Braun, Vice President of Finance and Assistant Secretary, Jay S. Hulbert, Vice President of Operations, and Raymond R. Stitle, Vice President of Human Resources; and
(c) three reports on Form 3 setting forth the initial statement of beneficial ownership due to becoming persons who own more than ten percent of PAS Class B Common Stock of each of PepsiCo, BFSI and Metropolitan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

    The following is the report of the Compensation Committee of the Board of Directors of PAS, describing the compensation policies and rationale applicable to PAS's executive officers with respect to the compensation paid to such executive officers for fiscal year 1999. The information contained in the report shall not be deemed to be "soliciting material" or to be "filed" with the SEC nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that PAS specifically incorporates it by reference into such filing.

    The committee makes recommendations to the Board of Directors regarding PAS's stock option plans and makes decisions concerning salaries and incentive compensation for employees and consultants of PAS. In fiscal year 1999, the members of the committee were Christopher E. Clouser, Robert C. Pohlad, Diego Suarez, Jr. and John F. Woodhead. With the exception of Mr. Pohlad, all members of the committee are non-employee directors of PAS.

    The Board of Directors has authorized the committee to determine the annual salary and bonus for the executive officers employed by PAS, to grant stock options to officers and key employees and to review and approve general compensation policies and employee benefit plans for PAS. The full Board of Directors reviews and approves the committee's recommendations.

COMPENSATION PHILOSOPHY

    The objectives of PAS's executive compensation policies are to:

    - Attract and retain key executives who will contribute to the long-term success of PAS;

    - Provide incentives for performance with respect to PAS's profit and long-term goals;

    - Align the executive's interests with those of PAS's shareholders through participation in stock-based plans; and

    - Reward individuals for outstanding contributions to PAS's success.

    The committee believes that strong financial performance, on a sustained basis, is the most certain avenue through which PAS can positively affect long-term shareholder return. Furthermore, the committee believes that, in order to attract and retain the most qualified executives in the industry, its compensation policies must be competitive with other companies in the beverage industry, particularly those of similar size.

    The principal components of PAS's executive compensation consist of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, and various benefits, including medical and savings plans generally available to all employees of PAS. In addition, PAS executives are eligible to participate in one of several 401(k) plans. These plans allow participants to defer compensation, subject to the Code, which in turn may be invested in a broad range of investment alternatives. Under these plans, PAS may provide both matching and discretionary profit sharing contributions.

BASE SALARY AND BONUSES

    The committee reviews and annually adjusts compensation based principally on an evaluation of individual contributions to corporate goals, comparable market salary data, growth in PAS's size and complexity, internal compensation equity considerations and PAS's performance.

    The committee believes that a significant portion of the overall compensation paid to executives should consist of annual bonuses that are linked to performance objectives. Individual job performance and the financial performance of PAS are both relevant to determining bonuses, although the committee does not apply any predetermined formula or weighting to any specific factors.

    Based on the above-described review, PAS paid Robert C. Pohlad, its Chief Executive Officer, a base salary of $74,038 in fiscal year 1999. In the past, Mr. Pohlad did not receive any compensation from PAS. The base pay of the other Named Executive Officers was increased by 13.4% in fiscal year 1999.

    PAS's annual management incentive bonuses are based on a combination of PAS's revenue, earnings and certain other financial measures. In setting such targets, PAS considers its historical performance, its underlying business model, and internal expectations related to financial performance. Bonuses for fiscal year 1999 were awarded in accordance with targets established at the beginning of such fiscal year.

STOCK OPTIONS

    PAS's stock option plans are intended to enhance PAS's ability to attract and retain key employees and to reward them for stock price appreciation. By receiving stock options that become exercisable over a period of years, option holders have an incentive to remain with PAS and to strengthen its performance. In fiscal year 1999, no stock options were granted to Mr. Pohlad. In fiscal year 1999, options to purchase an aggregate of 273,590 shares of PAS Class B Common Stock were granted to the other Named Executive Officers. Such options were granted by PAS in partial consideration of the cancellation of rights previously granted under Delta's phantom stock plan.

                                          Respectfully submitted,

                                          THE COMPENSATION COMMITTEE
                                          Christopher E. Clouser
                                          Robert C. Pohlad
                                          Diego Suarez, Jr.
                                          John F. Woodhead

                                 PROPOSAL NO. 2
                 ADOPTION OF 2000 EMPLOYEE STOCK PURCHASE PLAN

PROPOSED PLAN

    The Board of Directors has approved and adopted, subject to shareholder approval, the 2000 Employee Stock Purchase Plan (the "Purchase Plan"), which provides employees of PAS and any future designated subsidiaries, with the opportunity to purchase PAS Class B Common Stock at a discount through payroll deductions. A total of 2,000,000 shares of PAS Class B Common Stock is reserved for issuance under the Purchase Plan, a copy of which is attached to this Proxy Statement as Appendix A. No awards under the Purchase Plan have been made. It is the intention of PAS to have the Purchase Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code. The provisions of the Purchase Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code. The Board believes the Purchase Plan will advance the interests of PAS and its shareholders by increasing the proprietary interests of employees in PAS's long-term success and more closely aligning the interests of employees with PAS's shareholders. The Purchase Plan is administered by a committee appointed by the Board.

    Any employee of PAS or its subsidiaries who resides and works in the United States, as well as any employee of PAS or its subsidiaries who resides or works in a United States territory or foreign country, who customarily works more than 20 hours per week and more than five months per calendar year is eligible to participate in the Purchase Plan. Employees covered by a collective bargaining agreement may become eligible to participate in the Purchase Plan to the extent participation is bargained for and included in the collective bargaining agreement. Employees of a foreign subsidiary of PAS and employees who reside or work in a United States territory may become eligible to participate in the Purchase Plan if and to the extent allowed by local law and the terms of the Purchase Plan. As of February 1, 2000, PAS had approximately 2,236 employees who would be eligible to participate in the Purchase Plan. No employee is permitted to purchase shares under the Purchase Plan if such employee owns five percent or more of the total combined voting power or value of all classes of shares of stock of PAS or any of its future designated subsidiaries (including shares which may be purchased under the Purchase Plan or pursuant to any other stock option plan). In addition, no employee is entitled to purchase more than $25,000 worth of shares (based on upon the fair market value of the shares at the time the option is granted) in any calendar year.

    The price at which shares are sold under the Purchase Plan is the lesser of
(a) 85% of the fair market value of a share of PAS Class B Common Stock on the last trading day in the relevant accumulation period, or (b) 85% of the fair market value of a share of PAS Class B Common Stock on the last trading day before commencement of the applicable offering period. The purchase price of the shares is accumulated by payroll deductions over a six-month accumulation period. The deductions may not be greater than 15% of a participant's cash compensation, defined to include all taxable earnings. On the last day of each accumulation period, also known as the purchase date, stock will be purchased on the participant's behalf using accumulated payroll deductions. Accumulation periods begin each January 1 and each July 1 and end, respectively, each June 30 and December 31. Notwithstanding the foregoing, the first accumulation period will begin on April 1, 2000, and end on June 30, 2000. Each offering period will have three six-month accumulation periods and three purchase dates. All payroll deductions of a participant are credited to his or her account under the Purchase Plan and such funds may be used for any corporate purpose.

    Employees become participants under the Purchase Plan by delivering to PAS an enrollment form authorizing payroll deductions within the specified period of time prior to the commencement of each offering period. By executing an enrollment form to participate in the Purchase Plan, the employee is permitted to have shares placed under option to him or her. At the beginning of an offering period, each participant is granted an option to purchase up to a number of shares of PAS Class B Common Stock determined by dividing the participant's payroll deductions to be accumulated during the offering period by the anticipated purchase price. Unless the participant's participation is discontinued, his or her option for the purchase of shares will be exercised automatically at the end of each six-month accumulation period. To the extent a participant's payroll deductions exceed the amount required to purchase the shares subject to option, the excess amount will be returned to the participant.

    A participant may terminate his or her enrollment in a given offering period by withdrawing all, but not less than all, of the accumulated payroll deductions credited to such participant's account at any time prior to the end of the offering period by giving prior written notice to PAS. The withdrawal of accumulated payroll deductions automatically terminates the participant's enrollment in that offering period. As soon as practicable after such withdrawal, the payroll deductions credited to a participant's account are returned to the participant without interest. A participant's withdrawal from an offering does not have any effect upon such participant's eligibility to participate in subsequent offerings under the Purchase Plan.

    Termination of a participant's employment for any reason, including retirement or death or the failure to remain in the continuous employ of PAS for at least 20 hours per week (except for certain leaves of absence), cancels his or her participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to the participant, or in the case of death, to the participant's designated beneficiary or, if none, to the participant's estate, without interest. No rights or accumulated payroll deductions of a participant under the Purchase Plan may be pledged, assigned or transferred for any reason and any such attempt may be treated by PAS as an election to withdraw from the Purchase Plan.

    The Board of Directors may amend, suspend or terminate the Purchase Plan at any time and without notice. Except as to anti-dilution adjustments, any increase in the number of shares to be issued under the Purchase Plan shall be subject to approval by a vote of PAS's shareholders. In addition, any other amendment of the Purchase Plan is subject to approval by a vote of PAS's shareholders to the extent required by applicable law or regulation.

TAX INFORMATION

FEDERAL INCOME TAX CONSEQUENCES

    The Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under such a plan, no taxable income is recognized by the participant either when the purchase right is granted at the beginning of the offering period or when the shares are purchased at the end of each accumulation period.

    Generally, participants in the Purchase Plan will recognize income in the year in which a disposition of the purchased shares is made. The term "disposition" generally includes any transfer of legal title, whether by sale, exchange or gift. It does not include a transfer to a spouse, a transfer into joint ownership if the participant remains one of the joint owners, or a transfer into a brokerage account.

    Federal income tax liability depends on whether the disposition is a "qualifying" or "disqualifying" disposition of the purchased shares. A qualifying disposition will occur if the sale or other disposition of those shares is made after the shares have been held for (a) more than two years after the offering date (the first day of the offering period during which the shares are purchased), and (b) more than one year after the purchase date. A disqualifying disposition is any sale or disposition which is made before either of the two holding periods described above are satisfied.

    If a participant makes a qualifying disposition, he or she will recognize ordinary income in the year of the qualifying disposition equal to the lesser of
(a) the amount by which the fair market value of the shares on the date of the qualifying disposition exceeds the purchase price paid for those shares, or
(b) 15% of the fair market value of the shares on the start date of the offering period during which those shares were purchased. PAS is not entitled to an income tax deduction with respect to such disposition. Any additional gain recognized upon the qualifying disposition will be characterized as long-term capital gain. In general, the maximum long-term capital gains rate is 20% (10% if you are in a 15% income tax bracket) with respect to the sale of long-term capital assets. Stock held for more than twelve months will be subject to long-term capital gains rates. Stock held for less than twelve months will be subject to short-term capital gain rates. Short-term capital gains generally are taxed at the same rate as ordinary income. If the fair market value of the shares on the date of the qualifying disposition is less than the purchase price paid for the shares, there will be no ordinary income, and any loss recognized will generally be a capital loss.

    If a participant makes a disqualifying disposition, he or she will recognize ordinary income in the year of the disqualifying disposition equal to the excess of (a) the fair market value of the shares on the purchase date over (b) the purchase price paid for the shares. PAS is entitled to an income tax deduction equal in amount to this excess for the taxable year in which such disposition occurs. Any additional gain recognized upon the disqualifying disposition will be capital gain. The capital gain will be long-term if the shares are held more than twelve months and short-term if the shares are held for less than twelve months.

    PAS reports on the participant's W-2 wage statement for the year of a disqualifying disposition the amount of ordinary income recognized. PAS collects from the participant's wages or through separate payment any applicable withholding taxes which arise in connection with a disqualifying disposition.

    If a participant dies before disposing of the shares, the personal representative of the participant's estate must report as ordinary income in the year of death the lesser of (a) the amount by which the fair market value of the shares on the date of death exceeds the purchase price paid for such shares, or
(b) 15% of the fair market value of the shares on the start date of the offering period during which those shares were purchased.

TAX CONSIDERATIONS FOR EMPLOYEES WHO RESIDE, WORK AND RECEIVE COMPENSATION IN
  PUERTO RICO

    For employees who reside, work and receive compensation in Puerto Rico there is no Puerto Rican income tax liability arising from the receipt of purchase rights under the plan. Thus, no tax liability is triggered when a participant makes contributions to his or her stock purchase account through salary deductions.

    However, the purchase of shares under the plan will generate an income tax liability. Income tax will be payable on the difference between the fair market value of the shares on the date of purchase and the price paid per share. The purchase of shares also may generate liability for Social Security taxes. In addition, a capital gains tax liability may arise if the shares are sold for more than the fair market value of the shares on the date of purchase.

    PAS reports the amount of taxable income recognized upon purchase of the shares in the year of acquisition, and any applicable withholding taxes which arise in connection with such acquisition are collected from the participant's wages or through separate payment.

TAX CONSIDERATIONS FOR EMPLOYEES OF PEPSI-COLA JAMAICA BOTTLING COMPANY LIMITED

    Employees of Pepsi-Cola Jamaica Bottling Company Limited, a subsidiary of PAS, have an income tax liability arising from the receipt of purchase rights under the plan. Thus, a tax liability is triggered on the first day of the offering period, and participants are taxed on an amount equal to the 15% discount of the fair market value of the stock on the first day of the offering period. After Jamaican income tax is imposed on the 15% discount, no capital gains tax is imposed upon the exercise of the option or upon the subsequent disposition of the stock acquired under the plan.

REQUIRED VOTE

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PURCHASE PLAN. Approval of the Purchase Plan requires the affirmative vote of the holders of a majority of the shares of PAS Class B Common Stock represented at the Annual Meeting.

                 PROPOSAL NO. 3--INDEPENDENT PUBLIC ACCOUNTANTS

    The accounting firm of Arthur Andersen LLP has been selected as the independent public accountants for PAS for the fiscal year ending December 31, 2000. Although the selection of accountants does not require ratification, the Board of Directors has directed that the appointment of Arthur Andersen LLP be submitted to shareholders for ratification due to the significance of their appointment by PAS. If the shareholders do not ratify the appointment of Arthur Andersen LLP, the Board will consider the appointment of other certified public accountants. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and, if he or she so desires, will have the opportunity to make a statement, and in any event will be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF PROPOSAL NO. 3.

    On August 24, 1998, PAS engaged Arthur Andersen LLP as its principal independent accountants to audit its financial statements. On the same date, PAS informed KPMG Peat Marwick LLP ("KPMG") that KPMG would no longer serve as PAS's independent auditor. The replacement of KPMG by Arthur Andersen LLP was approved by PAS's Board of Directors on August 5, 1998.

    KPMG's reports on PAS's financial statements for the fiscal years ending September 30, 1996 and 1997 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. There have been no disagreements, during or subsequent to PAS's fiscal years ending September 30, 1996 and 1997 to August 24, 1998, between PAS and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to KPMG's satisfaction, would have caused KPMG to make reference to the subject matter of such disagreements in connection with its report.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

FRANCHISE ARRANGEMENTS

    PAS has entered into agreements with PepsiCo under which PAS has the exclusive right to manufacture, package, deliver and sell PepsiCo soft drinks, including Pepsi-Cola, Diet Pepsi-Cola and other Pepsi-Cola flavors, Mountain Dew and Diet Mountain Dew, Mug Root Beer and other Mug flavors, Orange Slice and other Slice flavors, certain All Sport flavors, Aquafina and Ocean Spray, in parts of Arkansas, Iowa, Louisiana, Minnesota, Mississippi, North Dakota, South Dakota, Tennessee and Texas. PAS also has the exclusive right to manufacture, package, deliver and sell Lipton Iced Teas and Starbucks Frappuccino pursuant to agreements with PepsiCo joint ventures. PAS has also entered into agreements with PepsiCo under which PAS has the exclusive right to manufacture, package, deliver and sell (a) PepsiCo soft drinks, as well as Tropicana juice, throughout Puerto Rico and (b) PepsiCo soft drinks, as well as beverages sold under the "D&G," "Ting" and "Old Jamaican Ginger Beer" trademarks, in Jamaica.

    The agreements with PepsiCo provide that PAS may not manufacture, package, deliver and sell products that compete with the identified flavors. The agreements have perpetual terms with no definitive termination dates. PepsiCo may terminate the agreements if PAS fails to comply in any material respect with the terms and conditions of the agreements, subject to a right to cure in certain instances. In addition, PepsiCo may terminate the agreements if there is a change of effective control without PepsiCo's prior written consent.

    Michael D. White, one of PAS's directors, formerly served as Senior Vice President and Chief Financial Officer of PepsiCo. Lionel L. Nowell III, a nominee for election as a director, is Senior Vice President and Controller of PepsiCo. PepsiCo, BFSI and Metropolitan had sales of beverage concentrate to PAS and related marketing costs during fiscal year 1999 that exceeded five percent of the estimated consolidated gross revenues of PAS for such period.

MANAGEMENT AGREEMENTS

    PAS entered into a management agreement with Pohlad Companies effective July 20, 1998 (the "PAS Management Agreement"). Pohlad Companies has a separate management agreement with Delta (the "Delta Management Agreement") and formerly had a management agreement with Dakota (the "Dakota Management Agreement"). In October 1999, Delta and Dakota became wholly-owned subsidiaries of PAS.
Robert C. Pohlad, PAS's Chairman and Chief Executive Officer, is President, a director and a one-third equity owner of Pohlad Companies. Pohlad Companies beneficially owned 85.0% of the outstanding shares of PAS Class A Common Stock and 69.8% of the outstanding shares of PAS Class B Common Stock as of February 1, 2000. Pohlad Companies is a holding and management services company which has interests in several entities.

    Subject to any limitations imposed by PAS's Certificate of Incorporation, Bylaws or Board of Directors, Pohlad Companies provides PAS with consulting and advisory services with respect to PepsiCo and other franchisors as well as on general business matters. Subject to similar limitations, Pohlad Companies provides Delta, and provided Dakota, with similar services. The Dakota Management Agreement was terminated effective October 15, 1999.

    For services performed pursuant to the existing management agreements, PAS and Delta each pay Pohlad Companies annual fees which escalate each year with increases in the respective company's gross revenue. Management fees of approximately $63,000 and $250,000 were paid in fiscal years 1998 and 1999 under the PAS Management Agreement. Following PAS's acquisition of Delta and Dakota, the PAS Management Agreement was amended to provide that PAS would pay directly the salaries and bonuses of certain of PAS's executive officers, including Robert C. Pohlad, Kenneth E. Keiser and John F. Bierbaum, PAS's Chief Financial Officer. Previously, these officers were paid by Pohlad Companies from fees collected under the PAS Management Agreement. Management fees of approximately $550,000 and $511,000 were paid in fiscal years 1998 and 1999 under the Delta Management Agreement. In connection with PAS's acquisition of Delta and Dakota, the Delta Management Agreement was amended to decrease the annual base fee payable thereunder to $250,000 from $500,000. Management fees of approximately $2.6 million and $2.2 million were paid in fiscal years 1998 and 1999 under the Dakota Management Agreement. As previously noted, the Dakota Management Agreement was terminated in connection with PAS's acquisition of Delta and Dakota.

    The PAS Management Agreement may be terminated by either PAS or Pohlad Companies at the end of ten years from the date of the PAS Management Agreement. In addition, either party may terminate the PAS Management Agreement when Pohlad Companies or its affiliates cease to hold PAS common stock or when Pohlad Companies is no longer controlled by members of the Pohlad family. For purposes of the PAS Management Agreement, an "affiliate" of Pohlad Companies means any person or entity controlling or controlled by or under common control with Pohlad Companies, and "control" means the power to direct the management and policies of Pohlad Companies, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. For purposes of the PAS Management Agreement, members of the Pohlad family means Carl R. Pohlad and his spouse, children, grandchildren, sons-in-law, daughters-in-law, any corporation or partnership controlled by or affiliated with any of the foregoing and any employees of such corporations or partnerships, and any trust or foundation in which any of the foregoing has a substantial beneficial interest or serves as a trustee or in any similar capacity and retains voting powers of securities held in the trust or foundation. Robert C. Pohlad and his brothers, James O. Pohlad and William M. Pohlad, are all sons of Carl R. Pohlad, and the owners of all the equity interest of Pohlad Companies.

    The Delta Management Agreement may be terminated by either Delta or Pohlad Companies when Pohlad Companies or its affiliates cease to hold Delta common stock or when Pohlad Companies is no longer controlled by members of the Pohlad family. For purposes of the Delta Management Agreement, an "affiliate" of Pohlad Companies means any person or entity controlling or controlled by or under common control with Pohlad Companies and "control" means the power to direct the management and policies of Pohlad Companies, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. For purposes of the Delta Management Agreement, members of the Pohlad family means Carl R. Pohlad and his spouse, children, grandchildren, sons-in-law, daughters-in-law, any corporation or partnership controlled by or affiliated with any of the foregoing and any employees of such corporations or partnerships, and any trust or foundation in which any of the foregoing has a substantial beneficial interest or serves as a trustee or in any similar capacity and retains voting powers of securities held in the trust or foundation. Robert C. Pohlad and his brothers, James O. Pohlad and William M. Pohlad, are all sons of Carl R. Pohlad, and the owners of all the equity interest of Pohlad Companies.

    Pohlad Companies has voting control over PAS. Robert C. Pohlad, PAS's Chairman and Chief Executive Officer, is President, a director and a one-third equity owner of Pohlad Companies.

ACCOUNTING SERVICES AGREEMENT

    PAS entered into an accounting services agreement with Delta effective
July 20, 1998 (the "Accounting Services Agreement") pursuant to which Delta performs accounting and management information systems services for PAS. PAS must pay Delta an annual fee for such services in an amount equal to the aggregate costs and expenses incurred by Delta and allocated by Delta based on case volume of PAS. Accounting services fees of approximately $170,000 and $497,000 were incurred in fiscal years 1998 and 1999 under the Accounting Services Agreement. Either party may terminate the Accounting Services Agreement after ten years. In addition, PAS purchased $5,411,000 and $1,367,000 of product at cost from Delta during fiscal years 1998 and 1999, and as of December 31, 1998 and 1999, had payables to Delta of $255,000 and $778,000. Robert C. Pohlad, PAS's Chairman and Chief Executive Officer, is a director and Chief Executive Officer of Delta.

LEASE AGREEMENT

    PAS entered into a lease agreement with Pohlad Companies effective
October 15, 1999 (the "Lease Agreement") pursuant to which PAS leases 4,681 square feet of office space in Minneapolis, Minnesota. This office space is adjacent to the office space occupied by Pohlad Companies. The Lease Agreement provides that PAS must pay a monthly rental of $11,211 and its proportionate share of repairs and maintenance to Pohlad Companies. The Lease Agreement expires on May 6, 2002. Robert C. Pohlad, Chief Executive Officer of PAS, is President, a director and a one-third equity owner of Pohlad Companies.

OTHER BUSINESS RELATIONSHIPS

    Pohlad Companies is the sole owner of a private jet operated by its wholly-owned subsidiary, International Jet, Inc., and a controlling shareholder of HealthEZ, Inc., a consolidator of healthcare service and medical claim payment processing. During fiscal year 1999, Delta, Dakota, Pepsi-Cola Puerto Rico and PAS paid International Jet an aggregate of $287,000 for the use of such jet to transport officers for business purposes. During fiscal year 1999, Dakota, a wholly-owned subsidiary of PAS, paid HealthEZ $162,370 for services provided by HealthEZ in connection with healthcare service and medical claim payment processing. Each such amount represented over five percent of the payee's consolidated gross revenues for fiscal year 1999. PAS and its subsidiaries propose to conduct business with each such party during fiscal year 2000. Robert C. Pohlad, Chief Executive Officer of PAS, is President, a director and a one-third equity owner of Pohlad Companies.

                               PERFORMANCE GRAPH

    The following graph compares the total cumulative return on PAS Class B Common Stock with the S&P 500 Index and the S&P Beverage Index. The total cumulative return for each period is based on the investment of $100 on September 20, 1995, assuming compounded daily returns and the reinvestment of all dividends. PAS's Class B Common Stock began trading on the NYSE on September 20, 1995.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

9/20/95   PEPSIAMERICAS, INC.  S&P GROUP INDEX  S&P 500 INDEX
12/31/95        $100.00            $100.00         $100.00
12/31/96        $83.64             $108.57         $106.02
12/31/97        $29.09             $142.64         $130.37
12/31/98        $49.09             $185.64         $173.86
                $37.73             $194.77         $223.55
12/31/99               $27.27          $167.37        $270.59

               SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

    If a shareholder of PAS wishes to present a proposal for consideration for inclusion in the proxy materials for the 2001 Annual Meeting of Shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive offices of PAS, 3800 Dain Rauscher Plaza, 60 South Sixth Street, Minneapolis, Minnesota 55402, Attn: Secretary, no later than December 1, 2000. All proposals must conform to the rules and regulations of the SEC. Under SEC rules, if a shareholder notifies PAS after February 14, 2001 of his or her intent to present a proposal for consideration at the 2001 Annual Meeting of Shareholders, PAS, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary authority with respect to such proposal without including information regarding such proposal in its proxy materials.

                                 ANNUAL REPORT

    All shareholders of record as of March 10, 2000, are receiving with this proxy statement a copy of PAS's Annual Report for the fiscal year ended December 31, 1999, which includes PAS's Annual Report on Form 10-K. The
Form 10-K contains certified consolidated financial statements of PAS and its subsidiaries for the fiscal year ended December 31, 1999.

    PAS will furnish, without charge, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (without exhibits) to shareholders of record on the record date who make written request therefor to Investor Relations, PepsiAmericas, Inc., 3800 Dain Rauscher Plaza, 60 South Sixth Street, Minneapolis, Minnesota 55402.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          [SIG]

                                          Robert C. Pohlad
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                                   APPENDIX A

                              PEPSIAMERICAS, INC.
                       2000 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1.  PURPOSE OF THE PLAN

    The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions. The Plan is intended to qualify under section 423 of the Code.

SECTION 2.  ADMINISTRATION OF THE PLAN.

    a. COMMITTEE COMPOSITION. The Plan shall be administered by the Committee. The Committee shall consist exclusively of one or more directors of the Company, who shall be appointed by the Board.

    b. COMMITTEE RESPONSIBILITIES. The Committee shall interpret the Plan and make all other policy decisions relating to the operation of the Plan. The Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

    c. PLAN YEAR. The Plan Year shall consist of a twelve month period commencing on July 1 and ending on June 30. Notwithstanding the foregoing, the first Plan Year shall commence on the Effective Date of the Plan and end on June 30, 2000.

SECTION 3.  ENROLLMENT AND PARTICIPATION.

    a. OFFERING PERIODS. While the Plan is in effect, two overlapping Offering Periods shall commence in each calendar year. The Offering Periods shall consist of the 18-month periods commencing on each January 1 and July 1. Notwithstanding the foregoing, the first Offering Period shall commence on April 1, 2000 and end on June 30, 2001.

    b. ACCUMULATION PERIODS. While the Plan is in effect, two Accumulation Periods shall commence in each calendar year. The Accumulation Periods shall consist of the six-month periods commencing on each January 1 and July 1. Notwithstanding the foregoing, the first Accumulation Period shall commence on April 1, 2000 and end on June 30, 2000.

    c. ENROLLMENT. Any individual who, on the day preceding the first day of an Offering Period, qualifies as an Eligible Employee may elect to become a Participant in the Plan for such Offering Period by executing the enrollment form prescribed for this purpose by the Committee. The enrollment form shall be filed with the Company at the prescribed location not later than ten (10) days prior to the commencement of such Offering Period, unless the individual becomes an employee of the Company within the ten (10) days prior to the commencement of the Offering Period in which case the form shall be filed as soon as reasonably practicable following the date on which the individual becomes an employee, but in no case later than the day prior to the commencement of the Offering Period. Notwithstanding the foregoing, the Committee may designate a date that is fewer than ten (10) days prior to the commencement of the first Offering Period under the Plan as the date by which enrollment forms must be filed with respect to the first Offering Period.

    d. DURATION OF PARTICIPATION. Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she ceases to be an Eligible Employee, withdraws from the Plan under Section 5(a) or reaches the end of the Accumulation Period in which his or her employee contributions were discontinued under Section 4(d) or 8(b). A Participant who discontinued employee contributions under Section 4(d) or withdrew from the Plan under
       Section 5(a) may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection
       (c) above. A Participant whose employee contributions were discontinued automatically under Section 8(b) shall automatically resume participation at the beginning of the earliest Accumulation Period ending in the next calendar year, if he or she then is an Eligible Employee.

    e. APPLICABLE OFFERING PERIOD. For purposes of calculating the Purchase Price under Section 7(b), the applicable Offering Period shall be determined as follows:

         i. Once a Participant is enrolled in the Plan for an Offering Period, such Offering Period shall continue to apply to him or her until the earliest of (A) the end of such Offering Period, (B) the end of his or her participation under Subsection (d) above or
            (C) re-enrollment in a subsequent Offering Period under Paragraph (ii) below.

         ii. In the event that the Fair Market Value of the Stock on the last trading day before the commencement of the Offering Period in which the Participant is enrolled is higher than on the last trading day before the commencement of any subsequent Offering Period, the Participant shall automatically be re-enrolled for such subsequent Offering Period.

        iii. When a Participant reaches the end of an Offering Period but his or her participation is to continue, then such Participant shall automatically be re-enrolled for the Offering Period that commences immediately after the end of the prior Offering Period.

         iv. All outstanding Offering Periods and Accumulation Periods shall end five (5) days prior to the consummation of a merger or consolidation of the Company with or into another entity or of any other Change in Control, and shares shall be purchased at that time pursuant to Section 7 hereof. Any cash remaining in Participant Accounts after the purchase of shares shall be paid out to Participants.

SECTION 4.  EMPLOYEE CONTRIBUTIONS.

    a. FREQUENCY OF PAYROLL DEDUCTIONS. A Participant may purchase shares of Stock under the Plan solely by means of payroll deductions. Payroll deductions shall occur on each payday during participation in the Plan and shall be determined based upon the Payroll Withholding Rate designated by the Participant pursuant to Subsection (b) below.

    b. PAYROLL WITHHOLDING RATE. An Eligible Employee shall designate on the enrollment form the portion of his or her Compensation that he or she elects to have withheld during a calendar year for the purchase of Stock (the "Payroll Withholding Rate"). Such portion shall be a whole percentage of the Eligible Employee's Compensation, but not less than 1% nor more than 15% of Compensation. In no event may an Eligible Employee contribute more than 15% of his or her Compensation during a calendar year for the purchase of shares of Stock under the Plan.

    c. CHANGING WITHHOLDING RATE. If a Participant wishes to change his or her Payroll Withholding Rate, he or she may do so by filing a new enrollment form with the Company at the prescribed location at any time. The new Payroll Withholding Rate shall be effective as soon as reasonably practicable after such form has been received by the Company. The new Payroll Withholding Rate shall be a whole percentage of the Eligible Employee's Compensation, but not less than 1% nor more than 15% of Compensation.

    d. DISCONTINUING PAYROLL DEDUCTIONS. If a Participant wishes to discontinue employee contributions entirely, he or she may do so by filing a new enrollment form with the Company at the prescribed location at any time. Payroll withholding shall cease as soon as reasonably practicable after such form has been received by the Company. (In addition, employee contributions may be discontinued automatically pursuant to
       Section 8(b).) A Participant who has discontinued employee contributions may resume such contributions by filing a new enrollment form with the Company at the prescribed location. Payroll withholding shall resume as soon as reasonably practicable after such form has been received by the Company.

    e. LIMIT ON NUMBER OF ELECTIONS. No Participant shall make more than two elections under Subsections (c) or (d) above during any Accumulation Period.

SECTION 5.  WITHDRAWAL FROM THE PLAN.

    a. WITHDRAWAL. A Participant may elect to withdraw from the Plan by filing the prescribed form with the Company at the prescribed location at any time before the last day of an Accumulation Period. As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant's Plan Account shall be refunded to him or her in cash, without interest. No partial withdrawals shall be permitted.

    b. RE-ENROLLMENT AFTER WITHDRAWAL. A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 3(c). Re-enrollment may be effective only at the commencement of an Offering Period.

SECTION 6.  CHANGE IN EMPLOYMENT STATUS.

    a. TERMINATION OF EMPLOYMENT. Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 5(a). A transfer from one Participating Company to another shall not be treated as a termination of employment.

    b. LEAVE OF ABSENCE. For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another BONA FIDE leave of absence, if the leave was approved by the Company in writing. Employment, however, shall be deemed to terminate 90 days after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work. Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

    c. DEATH. In the event of the Participant's death, the amount credited to his or her Plan Account shall be paid to a beneficiary designated by him or her for this purpose on the prescribed form or, if none, to the Participant's estate. Such form shall be valid only if it was filed with the Company at the prescribed location before the Participant's death.

SECTION 7.  PLAN ACCOUNTS AND PURCHASE OF SHARES.

    a. PLAN ACCOUNTS. The Company shall maintain a Plan Account on its books in the name of each Participant. Whenever an amount is deducted from the Participant's Compensation under the Plan, such amount shall be credited to the Participant's Plan Account. Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Company's general assets and applied to general corporate purposes. No interest shall be credited to Plan Accounts.

    b. PURCHASE PRICE. The Purchase Price for each share of Stock purchased at the close of an Accumulation Period shall be the lower of:

         i. 85% of the Fair Market Value of such share on the last trading day in such Accumulation Period; or

         ii. 85% of the Fair Market Value of such share on the last trading day before the commencement of the applicable Offering Period (as determined under Section 3(e)).

    c. NUMBER OF SHARES PURCHASED. As of the last day of each Accumulation Period, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection
       (c), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 5(a). The amount then in the Participant's Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant's Plan Account. Any fractional share, as calculated under this Subsection (c), shall be rounded down to the next lower whole share.

    d. AVAILABLE SHARES INSUFFICIENT. In the event that the aggregate number of shares that all Participants elect to purchase during an Accumulation Period exceeds the maximum number of shares remaining available for issuance under Section 13(a), then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares that such Participant has elected to purchase and the denominator of which is the number of shares that all Participants have elected to purchase.

    e. ISSUANCE OF STOCK. Certificates representing the shares of Stock purchased by a Participant under the Plan shall be issued to him or her as soon as reasonably practicable after the close of the applicable Accumulation Period, except that the Committee may determine that such shares shall be held for each Participant's benefit by a broker designated by the Committee (unless the Participant has elected that certificates be issued to him or her). Shares may be registered in the names of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property.

    f. UNUSED CASH BALANCES. An amount remaining in the Participant's Plan Account that represents the Purchase Price for any fractional share shall be carried over in the Participant's Plan Account to the next Accumulation Period. Any amount remaining in the Participant's Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Subsection 4(b), Subsection (c) above,
       Section 8(b) or Section 13(a) shall be refunded to the Participant in cash, without interest.

    g. SHAREHOLDER APPROVAL. Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the Company's shareholders have approved the adoption of the Plan.

SECTION 8.  LIMITATIONS ON STOCK OWNERSHIP.

    a. FIVE PERCENT LIMIT. Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing more than 5% of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company. For purposes of this Subsection (a), the following rules shall apply:

         i. Ownership of stock shall be determined after applying the attribution rules of section 424(d) of the Code; and

         ii. Each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this or any other plan.

    b. DOLLAR LIMIT. Any other provision of the Plan notwithstanding, no Participant shall purchase Stock with a Fair Market Value in excess of the following limit:

         i. In the case of Stock purchased during an Offering Period that commenced in the current calendar year, the limit shall be equal to
            (A) $25,000 minus (B) the Fair Market Value of the

            Stock that the Participant previously purchased in the current calendar year (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company).

         ii. In the case of Stock purchased during an Offering Period that commenced in the immediately preceding calendar year, the limit shall be equal to (A) $50,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company) in the current calendar year and in the immediately preceding calendar year.

        iii. In the case of Stock purchased during an Offering Period that commenced in the second preceding calendar year, the limit shall be equal to (A) $75,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company) in the current calendar year and in the two preceding calendar years.

        For purposes of this Subsection (b), the Fair Market Value of Stock shall be determined in each case as of the beginning of the Offering Period in which such Stock is purchased. Employee stock purchase plans not described in section 423 of the Code shall be disregarded. If a Participant is precluded by this Subsection (b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall resume at the beginning of the earliest Accumulation Period ending in the next calendar year (if he or she then is an Eligible Employee).

SECTION 9.  RIGHTS NOT TRANSFERABLE.

    The rights of any Participant under the Plan, or any Participant's interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 5(a).

SECTION 10.  NO RIGHTS AS AN EMPLOYEE.

    Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

SECTION 11.  NO RIGHTS AS A SHAREHOLDER.

    A Participant shall have no rights as a shareholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the last day of the applicable Accumulation Period.

SECTION 12.  SECURITIES LAW REQUIREMENTS.

    Shares of Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company's securities may then be traded.

SECTION 13.  STOCK OFFERED UNDER THE PLAN.

    a. AUTHORIZED SHARES. The aggregate number of shares of Stock available for purchase under the Plan, shall be 2,000,000 shares, subject to adjustment pursuant to this Section 13. Such shares may be purchased on the open market or may be newly issued by the Company, at the sole discretion of the Committee.

    b. ANTI-DILUTION ADJUSTMENTS. The aggregate number of shares of Stock offered under the Plan and the price of shares that any Participant has elected to purchase shall be adjusted proportionately by the Committee for any increase or decrease in the number of outstanding shares of Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend, any other increase or decrease in such shares effected without receipt or payment of consideration by the Company, the distribution of the shares of a Subsidiary to the Company's shareholders or a similar event.

    c.  REORGANIZATIONS.  Any other provision of the Plan notwithstanding, five
       (5) days prior to the effective time of a Change in Control, the Offering Period and Accumulation Period then in progress shall terminate and shares shall be purchased pursuant to Section 7. In the event of a merger or consolidation to which the Company is a constituent corporation and which does not constitute a Change in Control, the Plan shall continue unless the plan of merger or consolidation provides otherwise. The Plan shall in no event be construed to restrict in any way the Company's right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

SECTION 14.  AMENDMENT OR DISCONTINUANCE.

    a. BOARD AUTHORITY. Except as otherwise provided herein, the Board shall have the right to amend, suspend or terminate the Plan at any time and without notice. The right to purchase Stock granted herein is granted voluntarily by the Company and can be revoked at any time.

    b. SHAREHOLDER APPROVAL. Except as provided in Section 13, any increase in the aggregate number of shares of Stock to be issued under the Plan shall be subject to approval by a vote of the shareholders of the Company. In addition, any other amendment of the Plan shall be subject to approval by a vote of the shareholders of the Company to the extent required by applicable law or regulation.

    c. SUPPLEMENTS FOR FOREIGN COUNTRIES. The Company's Chief Executive Officer or Chief Financial Officer may approve, sign and implement one or more supplements to the Plan, the sole purpose of which is to authorize or facilitate participation by Eligible Employees of Foreign Subsidiaries, provided that such supplement does not substantially affect the Company's cost for the Plan.

SECTION 15.  PARTICIPATION BY EMPLOYEES IN FOREIGN COUNTRIES.

    a. BASIC RULE. Eligible Employees of Foreign Subsidiaries may participate in the Plan if the Committee has designated the relevant Foreign Subsidiary a Participating Company.

    b. PLAN SUPPLEMENTS. To the extent that participation in the Plan by Eligible Employees of Foreign Subsidiaries is facilitated by a supplement to the Plan which relates to a specific foreign country, the Plan may be supplemented in accordance with Section 14(c) for the purpose of facilitating participation in the Plan by Eligible Employees residing or working in a particular foreign country. The provisions of such a supplement shall apply only to the specific employees and foreign country identified in that supplement.

SECTION 16.  DEFINITIONS.

    a. "ACCUMULATION PERIOD" means a six-month period during which contributions may be made toward the purchase of Stock under the Plan, as determined pursuant to Section 3(b).

    b. "BOARD" means the Board of Directors of the Company, as constituted from time to time.

    c.  "CHANGE IN CONTROL" means:

         i. The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization;

         ii. The sale, transfer or other disposition of all or substantially all of the Company's assets; or

        iii. Any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this Paragraph (iii), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a parent or Subsidiary and (ii) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the Stock of the Company.

           A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

    d.  "CODE" means the Internal Revenue Code of 1986, as amended.

    e.  "COMMITTEE" means a committee of the Board, as described in Section 2.

    f.  "COMPANY" means PepsiAmericas, Inc., a Delaware corporation.

    g. "COMPENSATION" means (i) the total taxable compensation paid to a Participant by a Participating Company during a calendar year as reported on the Participant's form W-2, including salaries, wages, bonuses, incentive compensation, commissions, overtime pay and shift premiums, plus (ii) any pre-tax contributions made by the Participant under sections 401(k) or 125 of the Code. Notwithstanding the foregoing, "Compensation" shall exclude all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of stock options, and similar items. The Committee shall determine whether a particular item is included in Compensation.

    h. "EFFECTIVE DATE" means April 1, 2000, subject to approval by the Shareholders of the Company.

    i. "ELIGIBLE EMPLOYEE" means any employee of a Participating Company whose customary employment is for more than five months per calendar year and for more than 20 hours per week.

       The foregoing notwithstanding, an individual shall not be considered an Eligible Employee if his or her participation in the Plan is prohibited by the law of any country or U.S. Territory in which he or she resides, performs work for the Company and receives Compensation from the Company, or if he or she works in a job classification covered by a collective bargaining agreement and the parties to that agreement have bargained in good faith about stock purchase benefits and the bargaining agreement does not provide for participation in this Plan.

       Company employees residing, working, and receiving Compensation in Puerto Rico whose participation is prohibited by law and/or not authorized by the Company's collective bargaining agreement will become Eligible Employees only after (1) the Company receives authorization from the Puerto Rico Secretary of Labor authorizing payroll deductions, or (2) an amendment to the Company's collective bargaining agreement is made that allows for payroll deductions for this Plan.

    j.  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    k. "FAIR MARKET VALUE" means the market price of Stock, determined by the Committee as follows:

         i. If the Stock was traded on the New York Stock Exchange, then the Fair Market Value shall be the last closing sale price for the Stock.

         ii. If paragraph (i) is inapplicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

           Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in THE WALL STREET JOURNAL or as reported by the New York Stock Exchange. Such determination shall be conclusive and binding on all persons.

    l. "FOREIGN SUBSIDIARY" means a Subsidiary domiciled or operating in a country other than the United States.

    m. "OFFERING PERIOD" means an 18-month period with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to Section 3(a).

    n. "PARTICIPANT" means an Eligible Employee who elects to participate in the Plan, as provided in Section 3(c).

    o. "PARTICIPATING COMPANY" means (i) the Company and (ii) each present or future Subsidiary designated by the Committee as a Participating Company.

    p. "PLAN" means this PepsiAmericas, Inc. 2000 Employee Stock Purchase Plan, as it may be amended from time to time.

    q. "PLAN ACCOUNT" means the account established for each Participant pursuant to Section 7(a).

    r. "PURCHASE PRICE" means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 7(b).

    s.  "STOCK" means the Common Stock of the Company.

    t. "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 17.  GOVERNING LAW.

    The Plan shall be construed consistent with and governed by the laws of the State of Delaware and the laws of the United States.

SECTION 18.  EXECUTION.

    To record the adoption of the Plan as of February 23, 2000, the Company has caused its authorized officer to execute the same.

                                          PEPSIAMERICAS, INC.

                                          [SIG]

                                          Robert C. Pohlad
                                          CHIEF EXECUTIVE OFFICER

                                SUPPLEMENT NO. 1
                           TO THE PEPSIAMERICAS, INC.
                       2000 EMPLOYEE STOCK PURCHASE PLAN
          FOR EMPLOYEES OF PEPSI-COLA JAMAICA BOTTLING COMPANY LIMITED

    S-1. SUCCESSIVE GRANTS. Even if the right to purchase Company shares is granted to a Participant two or more times in succession, the Participant does not gain any entitlement or implied right to purchase Company shares in the future. Such entitlement or right to the future purchase of shares is granted voluntarily by the Company, and the Company, in its absolute discretion, can revoke such entitlement or right at any time.

    This Supplement is executed this 15th day of March, 2000.

                                                       PEPSIAMERICAS, INC.

                                                       [LOGO]

                                                       John F. Bierbaum
                                                       CHIEF FINANCIAL OFFICER

                                 PEPSIAMERICAS, INC.
       3800 Dain Rauscher Plaza, 60 South Sixth Street, Minneapolis, MN 55402

                                      PROXY

                     This proxy is solicited on behalf of
                the Board of Directors of PepsiAmericas, Inc.

     The undersigned hereby appoints Robert C. Pohlad and John F. Bierbaum as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote all of the shares of common stock of PepsiAmericas, Inc. entitled to be voted by the undersigned as of March 10, 2000, as directed below and, in his discretion, on all other matters which may properly come before the Annual Meeting of Shareholders (the "Meeting") to be held in the Planets Room of the Marquette Hotel (located on the 50th floor of the IDS Center), 710 Marquette Avenue, Minneapolis, Minnesota, on Wednesday, April 26, 2000, at 9:30 a.m. local time, and at any adjournment or postponement thereof, as if the undersigned were present and voting at the Meeting.

     Whether or not you expect to attend the Meeting, you are urged to execute and return this proxy, which you may revoke at any time prior to its use.

     IF NO CONTRARY DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR ALL ITEMS.

                                       PEPSIAMERICAS, INC.
                                       P.O. BOX 11087
                                       NEW YORK, N.Y. 10203-0087


(Continued and to be dated and signed on the reverse side.)

                     Detach Proxy Card Here - Please Detach Here
               You Must Detach This Portion of the Proxy Card Before
                       Returning it in the Enclosed Envelope

1.  Election of the following      FOR all nominees / /     WITHHOLD AUTHORITY / /      *EXCEPTIONS / /
    nominees:                      listed below             to vote for all
                                                            nominees
                                                            listed below.

Nominees: Christopher E. Clouser, Philip N. Hughes, Robert C. Pohlad, Diego Suarez, Jr., Basil K. Vasiliou, Lionel L. Nowell III, John F. Woodhead, Raymond W. Zehr, Jr.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions

2.  Adoption of the PAS 2000 Employee Stock Purchase Plan.

    FOR / /       AGAINST / /       ABSTAIN / /

3. Ratification of appointment of Arthur Andersen LLP as independent public accountants for the year ending December 31, 2000.

    FOR / /       AGAINST / /       ABSTAIN / /

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

                                                Change of Address / /
                                                or Comments Mark Here

                                  Please date and sign this proxy exactly as your name appears to the left of the proxy and return it promptly in the postage-paid return envelope. When shares are held by joint tenants, both should sign. If a corporation, please sign the full corporate name by any authorized officer. If a partnership, please sign the partnership name by an authorized person.

                                  Dated:                                , 2000

                                                    Signature


                                                    Signature

(Please sign, date and return this
proxy card in the enclosed envelope.)           Votes must be indicated      /X/
                                                (X) in black or blue ink.